EXHIBIT 10.3

INFORMATICA CORPORATION 2009 EQUITY INCENTIVE PLAN
NOTICE OF STOCK OPTION AWARD

Grantee's Name and Address:	[	]
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You have been granted an option to purchase shares of common stock of the Company, subject to the terms and conditions of this Notice of Stock Option Award (the “Notice”), the Informatica Corporation 2009 Equity Incentive Plan (the “Plan”) and the Stock Option Award Agreement (the “Option Agreement”) attached hereto, as follows:

Award Number	[	]
Grant Date	[	]
Vesting Commencement Date	[	]
Exercise Price per Share	[	]
Total Number of Shares subject
to the Option	[	]
Total Exercise Price	[	]
Type of Option:	[	]
Expiration Date:	[	]
Post-Termination Exercise Period:	[	]
Vesting Schedule:
Subject to Grantee continuing to provide services to the Company or an Affiliate through each date of vesting and other limitations set forth in this Notice, the Plan and the Option Agreement, the Option may be exercised, in whole or in part, in accordance with the following schedule:
[               ]
During any leave of absence, the Committee may, at its discretion, cease the vesting of the Option as provided in this schedule.  Vesting of the Option shall resume upon the Grantee's termination of the leave of absence and return to service to the Company or any of its Affiliates.
Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Notice.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Notice and agree that the Option is to be governed by the terms and conditions of this Notice, the Plan, and the Option Agreement.
Informatica Corporation,
a Delaware corporation

By: ___________________________________
Title: _________________________________
THE GRANTEE ACKNOWLEDGES AND AGREES THAT THE SHARES SUBJECT TO THE OPTION SHALL VEST, IF AT ALL, ONLY DURING THE PERIOD THAT GRANTEE CONTINUES TO PROVIDE SERVICES TO THE COMPANY OR AN AFFILIATE (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE OPTION OR ACQUIRING SHARES HEREUNDER). THE GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS NOTICE, THE OPTION AGREEMENT, OR THE COMPANY'S 2009 EQUITY INCENTIVE PLAN SHALL CONFER UPON THE GRANTEE ANY RIGHT WITH RESPECT TO CONTINUATION OF GRANTEE'S EMPLOYMENT OR SERVICE WITH THE COMPANY OR AN AFFILIATE, NOR SHALL IT INTERFERE IN ANY WAY WITH THE GRANTEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE GRANTEE'S EMPLOYMENT OR SERVICE WITH THE COMPANY OR AN AFFILIATE, WITH OR WITHOUT CAUSE.
The Grantee acknowledges receipt of a copy of the Plan and the Option Agreement, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Option subject to all of the terms and provisions hereof and thereof. The Grantee has reviewed this Notice, the Plan, and the Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice, and fully understands all provisions of this Notice, the Plan and the Option Agreement. The Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under this Notice, the Plan or the Option Agreement. The Grantee further agrees to notify the Company upon any change in the residence address indicated in this Notice.

Dated: _______________________________        Signed:______________________________________
Grantee

INFORMATICA CORPORATION 2009 EQUITY INCENTIVE PLAN
STOCK OPTION AWARD AGREEMENT
I.Grant of Option. Informatica Corporation, a Delaware corporation (the “Company”), hereby grants to the Grantee (the “Grantee”) named in the Notice of Stock Option Award (the “Notice”), an option (the “Option”) to purchase the Total Number of Shares of Common Stock subject to the Option (the “Shares”) set forth in the Notice, at the Exercise Price per Share set forth in the Notice (the “Exercise Price”) subject to the terms and provisions of the Notice, this Stock Option Award Agreement (the “Option Agreement”) and the Company's 2009 Equity Incentive Plan (the “Plan”) adopted by the Company, which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement. Subject to Section 13.1 of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan will prevail.

If designated in the Notice as an Incentive Stock Option (“ISO”), the Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as ISOs which become exercisable for the first time by the Grantee during any calendar year (under all plans of the Company or any of its Affiliates) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Nonqualified Stock Options (“NSOs”). For this purpose, ISOs shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the date the Option with respect to such Shares is awarded.
2.Exercise of Option.

(a)Right to Exercise. The Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice and with the applicable provisions of the Plan and this Option Agreement. The Option shall be subject to the provisions of Section 4.5 of the Plan relating to the exercisability or termination of the Option in the event of a Change of Control. No partial exercise of the Option may be for less than the lesser of five percent (5%) of the total number of Shares subject to the Option or the remaining number of Shares subject to the Option. In no event shall the Company issue fractional Shares.

(b)Method of Exercise. The Option shall be exercisable only by delivery of an Exercise Notice (attached as Exhibit A) which shall state the election to exercise the Option, the whole number of Shares in respect of which the Option is being exercised, such other representations and agreements as to the holder's investment intent with respect to such Shares and such other provisions as may be required by the Committee. The Exercise Notice shall be signed by the Grantee and shall be delivered in person or by certified mail to the Secretary of the Company accompanied by payment of the Exercise Price. The Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the Exercise Price, which, to the extent selected, shall be deemed to be satisfied by use of the broker-dealer sale and remittance procedure to pay the Exercise Price provided in Section 4(d), below.

No Shares will be issued pursuant to the exercise of the Option unless such issuance and such exercise shall comply with all applicable laws. Assuming such compliance, for income tax purposes, the Shares shall be considered transferred to the Grantee on the date on which the Option is exercised with respect to such Shares.

3.Tax Obligations.

(a)Withholding of Taxes. No Shares will be delivered to the Grantee or other person pursuant to the exercise of the Option until the Grantee or other person has made arrangements acceptable to the Committee for the satisfaction of all Tax Obligations related to the exercise of the Option.

(b)Notice of Disqualifying Disposition of ISO Shares. If the Option is designated in the Notice as an ISO, and if the Grantee sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (i) the date two (2) years after the Grant Date, or (ii) the date one (1) year after the date of exercise, Grantee will immediately notify the Company in writing of such disposition. Grantee agrees that Grantee may be subject to income tax withholding by the Company on the compensation income recognized by Grantee.

(c)Code Section 409A. Under Code Section 409A, an option that vests after December 31, 2004 that was granted with an Exercise Price that is determined by the Internal Revenue Service (the “IRS”) to be less than the Fair Market Value of a Share on the date of grant (a “Discount Option”) may be considered “deferred compensation.” A Discount Option may result in (i) income recognition by Grantee prior to the exercise of the option, (ii) an additional twenty percent (20%) U.S. federal income tax, and (iii) potential penalty and interest charges. The Discount Option may also result in additional U.S. state income, penalty and interest charges to the Grantee. Grantee acknowledges that the Company cannot and has not guaranteed that the IRS will agree that the Exercise Price of this Option equals or exceeds the Fair Market Value of a Share on the Grant Date in a later examination. Grantee agrees that if the IRS determines that the Option was granted with an Exercise Price that was less than the Fair Market Value of a Share on the Grant Date, Grantee will be solely responsible for Grantee's costs related to such a determination.

4.Method of Payment. Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of the Grantee; provided, however, that such exercise method does not then violate any applicable law and, provided further, that the portion of the Exercise Price equal to the par value of the Shares must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law:

(a)cash;

(b)check;

(c)surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Committee may require (including withholding of Shares otherwise deliverable upon exercise of the Option) which have a Fair Market Value on the date of surrender or attestation equal to the aggregate Exercise Price of the Shares as to which the Option is being exercised (but only to the extent that such exercise of the Option would not result in an accounting compensation charge with respect to the Shares used to pay the Exercise Price); or

(d)through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction.

5.Restrictions on Exercise. The Option may not be exercised if the issuance of the Shares subject to the Option upon such exercise would constitute a violation of any applicable laws.

6.Termination of Service or Change in Status. In the event of the Grantee's Termination of Service, the Grantee may, to the extent otherwise so entitled at the date of such termination (the “Termination Date”), exercise the Option during the Post-Termination Exercise Period. In no event shall the Option be exercised later than the Expiration Date set forth in the Notice. In the event of the Grantee's change in status from Employee, Director or Consultant to any other status of Employee, Director or Consultant, the Option shall remain in effect and, except to the extent otherwise determined by the Committee, continue to vest; provided, however, that with respect to any ISO that shall remain in effect after a change in status from Employee to Director or Consultant, such ISO shall cease to be treated as an ISO and shall be treated as a NSO on the day three (3) months and one (1) day following such change in status. Except as provided in Sections 7 and 8 below, to the extent that the Grantee is not entitled to exercise the Option on the Termination Date, or if the Grantee does not exercise the Option within the Post-Termination Exercise Period, the Option shall terminate.

7.Disability of Grantee. In the event of the Grantee's Termination of Service as a result of his or her Disability, the Grantee may, but only within twelve (12) months from the Termination Date (and in no event later than the Expiration Date), exercise the Option to the extent he or she was otherwise entitled to exercise it on the Termination Date; provided, however, that if such Disability is not a “disability” as such term is defined in Section 22(e)(3) of the Code and the Option is an ISO, such ISO shall cease to be treated as an ISO and shall be treated as a NSO on the day three (3) months and one (1) day following the Termination Date. To the extent that the Grantee is not entitled to exercise the Option on the Termination Date, or if the Grantee does not exercise the Option to the extent so entitled within the time specified herein, the Option shall terminate.

8.Death of Grantee. In the event of the Grantee's Termination of Service as a result of his or her death, or in the event of the Grantee's death during the Post-Termination Exercise Period or during the twelve (12) month period following the Grantee's Termination of Service as a result of his or her Disability, the Grantee's estate, or a person who acquired the right to exercise the Option by bequest or inheritance, may exercise the Option, but only to the extent the Grantee could exercise the Option at the date of termination, within twelve (12) months from the date of death (but in no event later than the Expiration Date). To the extent that the Grantee is not entitled to exercise the Option on the date of death, or if the Option is not exercised to the extent so entitled within the time specified herein, the Option shall terminate.

9.Transferability of Option. The Option, if an ISO, may not be transferred in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Grantee only by the Grantee. The Option, if a NSO, may be transferred by the Grantee in a manner and to the extent acceptable to the Committee as evidenced by a writing signed by the Company and the Grantee. The terms of the Option shall be binding upon the executors, administrators, heirs and successors of the Grantee.

10.Term of Option. The Option may be exercised no later than the Expiration Date set forth in the Notice or such earlier date as otherwise provided herein, and may be subject to earlier termination as provided in Section 4.5 of the Plan.

11.Tax Consequences. Set forth below is a brief summary as of the date of this Option Agreement of some of the U.S. federal tax consequences of exercise of the Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE GRANTEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.

(a)Exercise of ISO. If the Option qualifies as an ISO, there will be no regular U.S. federal income tax liability upon the exercise of the Option, although the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price will be treated as income for purposes of the alternative minimum tax for U.S. federal tax purposes and may subject the Grantee to the alternative minimum tax in the year of exercise.

(b)Exercise of ISO Following Disability. In the event of the Grantee's Termination of Service as a result of Disability that is not total and permanent disability as defined in Section 22(e)(3) of the Code, to the extent permitted on the date of termination, the Grantee must exercise an ISO within three (3) months of such termination for the ISO to be qualified as an ISO.

(c)Exercise of NSO. On exercise of a NSO, the Grantee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. If the Grantee is an Employee or a former Employee, the Company will be required to withhold from the Grantee's compensation or collect from the Grantee and pay to the applicable U.S. taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

(d)Disposition of Shares. In the case of a NSO, if Shares are held for more than one (1) year, any gain realized on disposition of the Shares will be treated as long-term capital gain for U.S. federal income tax purposes and subject to tax at a maximum rate of fifteen percent (15%). In the case of an ISO, if Shares transferred pursuant to the Option are held for more than one (1) year after receipt of the Shares and are disposed more than two (2) years after the Grant Date, any gain realized on disposition of the Shares also will be treated as capital gain for U.S. federal income tax purposes and subject to the same tax rates and holding periods that apply to Shares acquired upon exercise of a NSO. If Shares purchased under an ISO are disposed of prior to the expiration of such one (1)-year or two (2)-year periods, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the difference between the Exercise Price and the lesser of (i) the Fair Market Value of the Shares on the date of exercise, or (ii) the sale price of the Shares.

12.Rights as Stockholder. Neither Grantee nor any person claiming under or through Grantee will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Grantee. After such issuance, recordation and delivery, Grantee will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

13.Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Grantee (or his or her estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. The Company will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority. Assuming such compliance, for income tax purposes the purchased Shares will be considered transferred to Grantee on the date the Option is exercised with respect to such purchased Shares.

14.Entire Agreement: Governing Law. The Notice, the Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee's interest except by means of a writing signed by the Company and the Grantee. These agreements are to be construed in accordance with and governed by the internal laws of the State of California (as permitted by Section 1646.5 of the California Civil Code, or any similar successor provision) without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties. Should any provision of the Notice or this Option Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

15.Headings. The captions used in the Notice and this Option Agreement are inserted for convenience and shall not be deemed a part of the Option for construction or interpretation.

16.Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to Options awarded under the Plan or future Options that may be awarded under the Plan by electronic means or request Grantee's consent to participate in the Plan by electronic means. Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

17.Interpretation. Any dispute regarding the interpretation of the Notice, the Plan, and this Option Agreement shall be submitted by the Grantee or by the Company forthwith to the Committee, which shall review such dispute at its next regular meeting. The resolution of such dispute by the Committee shall be final and binding on all persons.